Exhibit 10.11

HARBORONE BANK

FIRST AMENDMENT TO

DIRECTOR RETIREMENT PLAN

The HarborOne Bank Director Retirement Plan (the “Plan”) established effective November 1, 2014 by HarborOne Bank is hereby amended as follows:

1.                                      Section 5(a) of the Plan is hereby amended in its entirety and the following is substituted in lieu thereof:

(a)         Change of Control. A “Change in Control” will be deemed to have occurred upon the occurrence of any one of the following events:

(i)             any “Person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than HarborOne Bancorp or HarborOne Bancorp, Inc. (the “Company”), any of their subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40 percent or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) (in such case other than as a result of an acquisition of securities directly from the Company or in connection with a public offering); or

(ii)          persons who, as of the date hereof, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Company’s Board of Directors, provided that any person becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such person’s election was approved by or such person was nominated for election by either (A) a vote of at least a majority of the Incumbent Directors or (B) a vote of at least a majority of the Incumbent Directors who are members of a nominating committee comprised, in the majority, of Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Company’s Board of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company’s Board of Directors, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(iii)       the consummation of (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate more than 50 percent of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or of the Bank.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Voting Securities outstanding, increases the proportionate number of shares of Voting Securities beneficially owned by any person to 40 percent or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns 40 percent or more of the combined voting power of all then outstanding Voting Securities, then a “Change in Control” shall be deemed to have occurred for purposes of the foregoing clause (i).

Any Participant whose service as a Director is terminated other than for Cause within one (1) year after a Change in Control shall be deemed to have experienced a Retirement at Normal Retirement Age with an aggregate number of Years of Service equal to the Participant’s actual Years of Service plus ten (10). Such Participant shall be entitled to a benefit, payable in a single lump sum within sixty (60) days following the Participant’s Separation from Service, in an amount equal to the Actuarial Equivalent of the benefit determined as set forth in Paragraph 4(a) above based upon such aggregate Years of Service.

2.                                      The effective date of this First Amendment to the Plan is as of March 1, 2016.

3.                                      Except as otherwise amended herein, the Plan is confirmed in all other respects.

Executed as of the 21st day of December, 2015, by a duly authorized officer of HarborOne Bank.

HARBORONE BANK

By:	/s/ Timothy R. Lynch
Name: Timothy R. Lynch
Title: Chairman of the Board

By:	/s/ James W. Blake
Name: James W. Blake
Title: President and Chief Executive Officer